Exhibit 3.3

BYLAWS
OF
CHINA XINGBANG INDUSTRY GROUP INC.
(A Nevada Corporation)

ARTICLE I
OFFICES

Section 1.                      Registered Office.  The registered office shall be maintained at such place as the Board of Directors shall determine from time to time.

Section 2.                      Other Offices.  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

Section 1.                      Meetings.  All meetings of Shareholders, for any purpose, may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.                      Annual Meeting.  The annual meeting of Shareholders shall be held on the day and at the time set by the Board of Directors.

Section 3.                      Notice of Annual Meeting.  Written notice of the annual meeting shall be given to each Shareholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting.  The notice must state the purpose or purposes for which the meeting is called and the time when, and the place where, the meeting is to be held.

Section 4.                      List of Shareholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the Shareholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each Shareholder, and the list shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any Shareholder who may be present.

Section 5.                      Special Meetings.  Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of Shareholders entitled to exercise a majority of the voting power of the Corporation.  Such request shall state the purpose or purposes of the proposed meeting.

Page -1-

Section 6.                      Notice of Special Meetings.  Written notice of a special meeting of Shareholders stating the purpose or purposes for which the meeting is called, time when, and place where, the meeting will be held, shall be given to each Shareholder entitled to vote thereat, at least ten (10) days but not more than sixty (60) days before the date fixed for the meeting.

Section 7.                      Business Conducted at Meetings.

Section 7.1                      At any meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting, business must be: (a) specified in the notice of meeting given by or at the direction of the Chairman of the Board, the President or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a Shareholder or Shareholders of record, and only of record, holding not less than sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote in accordance with applicable law, these Bylaws or otherwise.  In addition to any other applicable requirements set forth in these Bylaws, the U.S. federal securities laws or otherwise, for business to be properly brought before a meeting called by Shareholders representing not less than sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the Corporation, such Shareholder(s) must have given timely notice thereof in writing to the Secretary.  Any special meeting of the Corporation proposed to be called by a Shareholder or Shareholders in such capacity shall not be required to be held: (i) with respect to any matter, within 12 months after any annual or special meeting of Shareholders at which the same matter was included on the agenda, or if the same matter will be included on the agenda at an annual meeting to be held within 90 days after the receipt by the Corporation of such request (the election or removal of directors to be deemed the same matter with respect to all matters involving the election or removal of directors) or (ii) if the purpose of the special meeting is not a lawful purpose or if such request violates applicable law. A Shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from Shareholders holding in the aggregate less than the requisite number of shares entitling the Shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Shareholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting.

Section 7.2                      To be timely, a Shareholder’s notice of a proposal to be included at an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of Shareholders (or the date on which the Corporation mails its proxy materials for the current year if during the prior year the Corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year).

Page -2-

Section 7.3                      A record Shareholders’ notice to the Secretary shall set forth in writing as to each matter the Shareholder(s) propose to bring before the meeting: (a) a detailed description of the business desired to be brought before the meeting and the reasons for proposing such business, including the complete text of any resolutions, bylaws or articles of inCorporation amendments proposed for consideration, (b) the name and address, as they appear on the Corporation’s books, of the Shareholders proposing such business, (c) the class and number of shares of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the Shareholders and each of its affiliates (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or any successor rule thereto (“Rule 144”)), including any shares of the Corporation owned or controlled via derivatives, synthetic securities, hedged positions and other economic and voting mechanisms, (d) any material interest of the Shareholders in such proposed business and any agreements or understandings to which such Shareholders are a party which relate in any way, directly or indirectly, to the proposed business to be conducted, including a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names), (e) a representation as to whether or not such Shareholder intends to solicit proxies, (f) a representation as to whether or not such Shareholder intends to appear in person or by proxy at the applicable meeting, and (g) such other information regarding the Shareholder in his, her or its capacity as a proponent of a Shareholder proposal that would be required to be disclosed in a proxy statement or other filing with the United States Securities and Exchange Commission (“SEC”) required to be made in connection with the contested solicitation of proxies pursuant to the SEC’s proxy rules.

Section 7.4                      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 7  The Chairman of the meeting shall, in his or her sole discretion, determine and declare to the meeting whether or not any business was properly brought before the meeting.  Any such business not properly brought before the meeting shall not be transacted.  Nothing in this Section 7 shall affect the right of a Shareholder to request inclusion of a proposal in the Corporation’s proxy statement to the extent that such right is provided by an applicable rule of the SEC.  Notwithstanding the foregoing, the advance notice provisions of these Bylaws shall apply to all Shareholder proposals regardless of whether such proposal is sought to be included in the Corporation’s proxy statement or in a separate proxy statement.

Section 8.                      Quorum.  Shareholders of the Corporation holding at least a majority of the voting power of the Corporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.  If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 9.                      Voting Required for Action.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, the Bylaws of the Corporation, or an express agreement in writing, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Page -3-

Section 10.                      Proxies.  Except as otherwise provided in the Articles of Incorporation or in a Certificate of Designation or similar document filed with the Secretary of State of Nevada in accordance with Section 78.1955 of the Nevada Revised Statutes, each Shareholder shall, at every meeting of the Shareholders be entitled to one (1) vote in person or by proxy for each share of stock having voting power held by such Shareholder, but no proxy shall be valid after the expiration of six (6) months from the date of its execution unless (a) coupled with an interest, or (b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 11.                      Action by Consent.  Any action which may be taken by the vote of Shareholders at a meeting may be taken without a meeting if authorized by the written consent of Shareholders holding at least a majority of the voting power; provided, (a) that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and (b) that this general provision for action by written consent shall not supersede any specific provision for action by written consent contained in any application, statute, rule of law, regulation, ordinance or contract.  In no instance where action is authorized by written consent need a meeting of Shareholders be called or noticed.

Section 12.                      Telephonic Meetings.  Shareholders may participate in a meeting of Shareholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear one another.  Participation in such meeting shall constitute presence in person at the meeting.

Section 13.                      Closing of Transfer Books.  The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders or the date for payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of Shareholders for any purpose.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 14.                      Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Page -4-

ARTICLE III
DIRECTORS

Section 1.                      Number and Election.  The number of directors which shall constitute the whole Board of Directors shall be not less than one (1).  Within the limits above specified, the number of the directors of the Corporation shall be determined solely in the discretion of the Board of Directors.  All directors shall be elected annually.   The Directors shall either be elected by written consent in accordance with these Bylaws and NRS 78.320 or at an annual or special meeting of the Shareholders, except as provided in Sections 2 and 3 of this Article, and each Director elected shall hold office until his resignation, removal or successor is elected and qualified.  Directors need not  be residents of Nevada or Shareholders of the Corporation.

Section 2.                      Vacancies.  If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of Directors, such vacancy may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.                      Removal.  A director may be removed from his or her position by the Board of Directors with or without cause.  The Shareholders of the Corporation may only remove a member of the Board of Directors for cause, which removal shall only occur at a meeting of the Shareholders, duly called, by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the Shareholders entitled to vote thereat. For purposes of this Section 3, “cause” shall mean: (i) the director’s conviction or plea of nolo contendere of a serious felony involving (a) moral turpitude or (b) a violation of federal or state securities laws, but excluding any conviction based entirely on vicarious liability, (ii) the director’s commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony, or (iii) the director being adjudged legally incompetent by a court of competent jurisdiction.

Section 4.                      Management of Business.  The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

Section 5.                      Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Nevada.

Section 6.                      Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as from time to time shall be determined by the Board.

Section 7.                      Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board, any officer of the Corporation or any two Directors on two (2) days' written notice to each Director; provided that if notice is to be given by U.S. mail, it shall be deposited in the mail at least four (4) days prior to the meeting.

Page -5-

Section 8.                      Quorum and Voting.  At all meetings of the Board a majority of at least two-thirds (2/3) of the Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by any Shareholders Agreement then in effect.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.                      Meetings by Consent.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and the written consent is filed with the minutes of proceedings of the Board or committee.

Section 10.                      Telephonic Meetings.  Members of the Board of Directors, or any  committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a telephone conference system or similar method of communication by which all persons participating in the meeting can hear one another.  Participation in such meeting constitutes presence in person at such meeting.

Section 11.                      Committees.  The Board of Directors, by resolution, resolutions or as set forth in these Bylaws, may designate one (1) or more committees, which, to the extent provided in the resolution, resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee must include at least one director.  The Board of Directors may appoint natural persons who are not directors to serve on any committee.  Each committee must have the name or names as may be designated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as and when required.

Section 12.                      Compensation.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.                      Nomination of Directors.  Nomination of candidates for election as directors of the Corporation at any meeting of Shareholders called for the election of directors, in whole or in part (an “Election Meeting”), must be made by the Board of Directors or by any Shareholder entitled to vote at such Election Meeting, in accordance with the following procedures.

Section 13.1.                    Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting.  At the request of the Secretary, each proposed nominee nominated by the Board of Directors shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the SEC and any applicable securities exchange, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

Page -6-

Section 13.2.                  The exclusive means by which a Shareholder may nominate a director shall be by delivery of a notice to the Secretary, not less than sixty (60) days prior to the date of an Election Meeting, setting forth: (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144), including any shares of the Corporation owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating Shareholder and the proposed nominees and (e) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees.  Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.  In addition, any Shareholder nominee, to be validly nominated, shall submit to the Secretary the questionnaire required pursuant to Section 13.3 of these Bylaws.  A Shareholder intending to nominate one or more candidates for election as directors must comply with the advance notice bylaw provisions specifically applicable to the nomination of candidates for election as directors for such nomination to be properly brought before the meeting.

Section 13.3                   To be eligible to be a director nominee nominated by a Shareholder or Shareholders for election or reelection as a director of the Corporation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 13.2 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire (the “Questionnaire”) with respect to the background, qualification and experience of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form approved by the Corporation and provided by the Secretary or such Secretary’s designee) and a written representation and agreement that such person: (a) will abide by the requirements of these Bylaws and the Articles of Incorporation as in effect at the time of their nomination and as validly amended, (b) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. If, prior to the Election Meeting, there is a change in any information set forth on the Questionnaire, then such director candidate shall promptly notify the Secretary by submitting a revised Questionnaire.

Page -7-

Section 13.4.                      In the event that a person is validly designated by the Board of Directors as a nominee in accordance with this Section 13 and shall thereafter become unable or willing to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee who meets all applicable standards under these Bylaws.

Section 13.5.                      If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

ARTICLE IV
NOTICES

Section 1.                      General.  Notices to Directors and Shareholders shall be in writing and delivered personally or mailed to the Directors or Shareholders at their addresses appearing on the books of the Corporation.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to Directors may also be given by telegram or by other media, including facsimile or electronic mail, if the sending of notice by such other media may be verified or confirmed.

Section 2.                      Waiver of Notice.  Whenever any notice is required to be given under the provisions of the Nevada Revised Statutes or of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1.                      General.  The required officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The Board of Directors may also choose a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, one (1) or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as the Board may deem appropriate.  Two (2) or more offices may be held by the same person.

Section 2.                      Appointment.  The Board of Directors shall appoint the officers of the Corporation who shall hold office at the pleasure of the Board of Directors.  No officer need be a member of the Board of Directors.

Section 3.                      Other Officers.  The Board of Directors may appoint other officers and agents as it shall deem necessary who shall hold their positions for such terms and exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors unless otherwise received in writing.  Any such officer or agent may be removed at any time, with or without cause, by the Board of Directors unless otherwise agreed in writing.

Section 4.                      Compensation.  The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors unless otherwise agreed in writing.

Page -8-

Section 5.                      President.  Unless otherwise determined by the Board of Directors, the President shall be the primary executive officer of the Corporation, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall vote or execute, in the name of the Corporation, proxies for any securities pursuant to which the Corporation has voting rights, unless some other person is designated by the Board of Directors to execute such proxies.

Section 6.                      Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders, record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He shall give or cause to be given notice of all meetings of the Shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

SECTION 7.                  Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer is authorized to execute and file on behalf of the Corporation all federal tax returns and all elections under federal tax laws.  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the Corporation.

SECTION 8.                  Chief Executive Officer. The Chief Executive Officer, if any, shall, in general, perform such duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors.

SECTION 9.         Chief Financial Officer. The Chief Financial Officer, if any, shall, in general, perform such duties as usually pertain to the position of chief financial officer and such duties as may be prescribed by the Board of Directors or the President.

Page -9-

ARTICLE VI
CERTIFICATES OF STOCK

Section 1.                      Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President and the Treasurer or the Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.  When such certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and registrar, the signature of any such President, Treasurer or Secretary may be facsimile.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the voting powers, qualifications, limitations, restrictions, designations, preferences and relative rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of a certificate a statement directing the Shareholder, officer or agent of the Corporation who will furnish such a summary or description without charge upon written request by any Shareholder.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such officer or officers of the Corporation.

Section 2.                      Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3.                      Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Page -10-

Section 4.                      Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

ARTICLE VII
GENERAL PROVISIONS

Section 1.                      Dividends.  Subject to any restrictions set forth in the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors out of funds legally available therefore at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

Section 2.                      Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.                      Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.                      Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.                      Seal.  The corporate seal, if there be one, shall have inscribed thereon the words, “State of Nevada.”

Section 6.                      Captions.  Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

Section 7.                      Interpretations.  To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

Section 8.                      Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

Page -11-

ARTICLE VIII
AMENDMENTS

Section 1.                      Amendments.  The Shareholders of the Corporation may alter, amend, repeal or remove any Bylaw only by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the Shareholders entitled to vote at a meeting of the Shareholders, duly called.  Subject to the laws of the State of Nevada, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present or by duly adopted action by written consent, alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

Page -12-